Exhibit 10.1
10x Genomics, Inc.
Non-Employee Director Compensation Policy
(Amended and Restated Effective as of May 30, 2021)
Purpose
The purpose of this Non-Employee Director Compensation Policy (this “Policy”) is to establish the cash and equity compensation for non-employee members of the Board of Directors (the “Board”) of 10x Genomics, Inc. (the “Company”) in a manner that aligns their interests with those of the Company’s shareholders and is competitive with comparable companies.
The cash and equity compensation described in this Policy shall be paid or be made, as applicable, automatically and without further action of the Board, or any committee or subcommittee thereof, to each member of the Board who is not an employee of the Company or any parent or subsidiary of the Company (each, a “Non-Employee Director”) who may be eligible to receive such cash or equity compensation, unless such Non-Employee Director declines the receipt of such cash or equity compensation by written notice to the Company.
Effective Date
This Policy initially became effective on the date the price of the shares of the Company’s Class A Common Stock (as defined in the 2019 Plan (as defined below)) was established in connection with the Company’s initial public offering (the “Effective Date”), immediately following the establishment of such price, was amended and restated effective as of May 30, 2021, and shall remain in effect until it is revised or rescinded by further action of the Board.
Compensation
1.Cash Compensation.
a.Annual Retainers. Each Non-Employee Director shall receive an annual retainer of $40,000 for service on the Board.
b.Additional Annual Retainers. In addition to the annual retainer in Section 1(a), the Non-Employee Director serving as the Chair of the Board and each Non-Employee Director serving as a member or chair, as applicable, of the following committees of the Board shall receive an additional annual retainer for such service as follows:

Chair of the Board:	$40,000
Audit Committee Chair:	$20,000
Audit Committee Member:	$10,000
Compensation Committee Chair:	$15,000
Compensation Committee Member:	$7,500
Nominating and Corporate Governance Chair:	$10,000
Nominating and Corporate Governance Member:	$5,000

c.Payment of Retainers. The annual retainers described in Section 1(a) and Section 1(b) shall be earned on a quarterly basis based on a calendar quarter and shall be paid by the Company in arrears not later than the fifteenth day following the end of each calendar quarter. In the event a member of the Board does not serve as a Non-Employee Director, or in the applicable positions described in Section 1(b), for an entire calendar quarter, such Non-Employee Director shall receive a prorated portion of the retainer(s) otherwise payable to such Non-Employee Director for such calendar quarter pursuant to Section 1(a) and Section 1(b), as applicable, with such prorated portion determined by multiplying such otherwise payable retainer(s) by a fraction, the numerator of which is the number of days during which the member of the Board serves as a Non-Employee Director or in the applicable positions described in Section 1(b) during the applicable calendar quarter and the denominator of which is the number of days in the applicable calendar quarter.
d.Reimbursement of Expenses. The Company shall reimburse each Non-Employee Director for all reasonable and documented travel and lodging expenses associated with attendance at Board and committee meetings.
2.Equity Compensation. Non-Employee Directors shall be granted the equity awards described below. The awards described below shall be granted under and shall be subject to the terms and provisions of the Company’s 2019 Omnibus Incentive Plan or any other applicable Company equity incentive plan then maintained by the Company (such plan, as may be amended from time to time, the “2019 Plan”) and shall be granted subject to the execution and delivery of applicable award agreement(s), including any exhibits attached thereto. All applicable terms of the 2019 Plan and any award agreement thereunder shall apply to this Policy as if fully set forth herein.
a.Annual Awards. Each Non-Employee Director who (i) serves on the Board as of the date of any annual meeting of the Company’s stockholders (an “Annual Meeting”) after May 30, 2021 and (ii) will continue to serve as a Non-Employee Director immediately following such Annual Meeting shall be automatically granted, on the date of such Annual Meeting, (x) a number of restricted stock units that will, upon vesting, settle in shares of Class A Common Stock, which number shall be determined by dividing $100,000 by the average closing price per share of Class A Common Stock over the 20 trading days commencing on the first day of the most recent open trading window preceding such Annual Meeting (with the number of shares of Class A Common Stock underlying such restricted stock unit award subject to adjustment as provided in the 2019 Plan) and (y) a nonqualified stock option under which the Non-Employee Director will, upon vesting, be entitled to exercise such option to purchase a number of shares of Class A Common Stock calculated by dividing $100,000 by the average closing price per share of Class A Common Stock over the 20 trading days commencing on the first day of the first open trading window preceding such Annual Meeting and then multiplying the quotient thereof by 2.5, for a per share exercise price equal to Fair Market Value on the date of such Annual Meeting (with the number of shares of Class A Common Stock underlying such stock option award and the exercise price subject to adjustment as provided in the 2019 Plan). The awards described in this Section 2(a) shall be referred to as the “Annual Awards.” For the avoidance of doubt, a Non-Employee Director elected for the first time to the Board at an Annual Meeting shall only receive an Annual Award in connection with such election, and shall not receive any Initial Award (as defined below).

b.Initial Awards. Each Non-Employee Director who is initially elected or appointed to the Board after May 30, 2021 on any date other than the date of an Annual Meeting shall be automatically granted, on the last business day of the month that follows the month in which such Non-Employee Director’s initial election or appointment occurred (such last business day, the “Initial Award Grant Date”), (x) a number of restricted stock units that will, upon vesting, settle in shares of Class A Common Stock, which number shall be determined by dividing $200,000 by the average closing price per share of Class A Common Stock over the first 20 trading days of the month that immediately follows the month in which such Non-Employee Director’s initial election or appointment occurred (with the number of shares of Class A Common Stock underlying such restricted stock unit award subject to adjustment as provided in the 2019 Plan) and (y) a nonqualified stock option under which the Non-Employee Director will, upon vesting, be entitled to exercise such option to purchase a number of shares of Class A Common Stock calculated by dividing $200,000 by the average closing price per share of Class A Common Stock over the first 20 trading days of the month that immediately follows the month in which such Non-Employee Director’s initial election or appointment occurred and then multiplying the quotient thereof by 2.5, for a per share exercise price equal to Fair Market Value on the Initial Award Grant Date (with the number of shares of Class A Common Stock underlying such stock option award and the exercise price subject to adjustment as provided in the 2019 Plan). The awards described in this Section 2(b) shall be referred to as “Initial Awards.” For the avoidance of doubt, no Non-Employee Director shall be granted more than one Initial Award.
c.Termination of Employment of Employee Directors. Members of the Board who are employees of the Company or any parent or subsidiary of the Company who, following the Effective Date, terminate their employment with the Company and any parent or subsidiary of the Company and remain on the Board will not receive an Initial Award pursuant to Section 2(b) above, but to the extent that they are otherwise eligible, will be eligible to receive, after termination from employment with the Company and any parent or subsidiary of the Company, Annual Awards as described in Section 2(a) above.
d.Vesting of Awards Granted to Non-Employee Directors. Subject to the Non-Employee Director continuing in service through each applicable vesting date:
(i)Annual Award. Each Annual Award of stock options shall vest in twelve equal monthly installments following the date of the Annual Meeting on which such Annual Award is granted. Each Annual Award of restricted stock units shall vest in four equal quarterly installments following the date of the Annual Meeting on which such Annual Award is granted, with one fourth of such Annual Award of restricted stock units vesting on the first to occur, on or following the date of the Annual Meeting on which such Annual Award is granted, of February 21, May 21, August 21 or November 21 following the date of such Annual Meeting, and one fourth of each Annual Award of restricted stock units vesting quarterly thereafter.
(ii)Initial Award. Each Initial Award of stock options shall vest as to one-third of such award on the first anniversary of the date of the Non-Employee Director awardee’s initial election or appointment to the Board and thereafter vest in equal monthly installments for the following two years. Each Initial Award of restricted stock units shall vest as to one-third of such award on the first anniversary of the first to occur, on or following the date on which such Annual Award is granted, of February 21, May 21, August 21 or November 21 following the Initial Award Grant Date and thereafter vest in equal quarterly installments for the following two years.

(iii)Termination. No portion of an Annual Award or Initial Award that is unvested at the time of a Non-Employee Director’s termination of service on the Board shall become vested thereafter.
(iv)Change in Control. All of the Annual Awards and Initial Awards shall vest in full immediately prior to the occurrence of a Change in Control (as defined in the 2019 Plan), to the extent outstanding and unvested at such time.
Compensation Limits
Notwithstanding anything to the contrary in this Policy, all compensation payable under this Policy will be subject to any limits on the maximum amount of Non-Employee Director compensation set forth in the 2019 Plan, as in effect from time to time.
Modifications to the Policy
This Policy may be amended, modified or terminated at any time by action by the Board in its sole discretion. The terms and conditions of this Policy shall supersede any prior cash and/or equity compensation arrangements for service as a member of the Board between the Company and any of its Non-Employee Directors and between any subsidiary of the Company and any of its non-employee directors. No Non-Employee Director shall have any rights hereunder, except with respect to equity awards granted pursuant to this Policy following grant thereof.

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